Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 19, 2021, relating to the combined financial statements of Hyperfine, Inc. and Liminal Sciences, Inc., appearing in Registration Statement No. 333-259148 on Form S-4 of HealthCor Catalio Acquisition Corp (“Prior Registration Statement”). We also consent to the reference to us under the heading “Experts” in such Prior Registration Statement incorporated herein by reference.

/s/ Deloitte & Touche LLP
New York, New York
December 20, 2021